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                                                                    EXHIBIT 5.1





                                                    Direct Dial:  (214) 745-5431



                                       ____________, 1998


AMRESCO Capital Trust
Attn:  Mr. Mark D. Gibson
700 North Pearl Street
Suite 2400, LB 342
Dallas,Texas  75201-7424

         Re:     AMRESCO Capital Trust

Gentlemen:

         We have acted as counsel for AMRESCO Capital Trust, a Texas real estate investment trust (the "Company"), in connection with the offer and sale by the Company of up to 23,000,000 common shares (the "Shares") of beneficial interest, par value $0.01 per share (the "Common Shares"), of the Company pursuant to the Company's Registration Statement on Form S-11 (Registration No. 333-45543) originally filed with the Securities and Exchange Commission on February 3, 1998 (as amended, the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

         We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Company's Amended and Restated Declaration of Trust, (b) the Company's Bylaws, as currently in effect, (c) unanimous consents in lieu of meetings of the Company's Board of Trust Managers and (d) such other records and documents of the Company, certificates of the Company, certificates of public officials and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon such examination and in reliance thereon, we are of the opinion that the Shares have been duly and validly authorized by the Company and will, upon issuance in accordance with the terms contemplated in the Registration Statement, be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit
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AMRESCO Capital Trust
______________, 1998

that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                       Very truly yours,

                                       WINSTEAD SECHREST & MINICK P.C.



                                       By:
                                          -------------------------------------
                                                  Michelle P. Goolsby